                                                                  Exhibit 99.3


                                             [CTA Public Relations letterhead]


CONTACT:       Mr. Michel P. Salbaing
               Senior Vice President and Chief Financial Officer
               MAIL-WELL, INC.
               (303) 790-8023

               Mr. Bevo Beaven, Vice President
               CTA PUBLIC RELATIONS
               (303) 665-4200

For Immediate Release May 5, 2003

              MAIL-WELL ANNOUNCES PROFITABLE FIRST QUARTER RESULTS
                             IN LINE WITH GUIDANCE

ENGLEWOOD, COLO. (MAY 5, 2003) -- Mail-Well, Inc., (NYSE: MWL) announced its results for the quarter ended March 31, 2003. The net income of the Company was $3.1 million, or $0.06 per share, on sales of $427 million during the first quarter of 2003, compared to a net loss of $133.4 million, on sales of $443 million during the same period of 2002. These results reflect a $0.7 million charge for restructuring in the first quarter of 2003 together with an after tax gain on disposition of discontinued operations of $2.5 million. In the three months ended March 31, 2002, Mail-Well's net loss included a charge for restructuring of $14.5 million, a loss of $7.7 million on debt refinancing, together with an after tax loss on disposal of discontinued operations of $8.0 million and the cumulative effect of a change in accounting principle of $111.7 million upon adoption of SFAS 142.

EBITDA for the quarter was $30.7 million, an improvement of 5.5% over the $29.2 million achieved by ongoing operations in the same period in 2002. An explanation of the Company's use of EBITDA for comparative purposes is provided below.

Paul Reilly, Chairman, President and CEO, stated, "The 5.5% year over year increase in EBITDA for the first quarter 2003 falls at the high end of the guidance we gave at the end of 2002. This was accomplished on slightly higher sales if you exclude the sales of the operations that we have divested since the first quarter of 2002. These results reflect the impact of the many actions we have taken over the past year to improve our operations and reduce costs. The year over year increase in sales in the Print Segment has continued as expected. The operating results of the Print segment continued to improve while, in both the Envelope and Printed Office Products segments, operating margins remain the best in the industry. We fully expect that Q2 of 2003 will show significant improvement over the same period in 2002 and we are comfortable with the previous EBITDA guidance range of $130 to $140 million for the full year, given the present economic environment."

Reilly also stated, "The relative positions of our businesses in each of their chosen printing industry segments, together with the wide breadth of the services Mail-Well can offer to its customers, is allowing the Company to grow sales both in absolute and relative terms even in trying economic times. Our renewed customer focus and our mobilization efforts within all of our units are expected to allow us to continue these trends."

Mail-Well will hold a conference call today, Monday, May 5th at 1:00 p.m. Eastern Time (12 noon Central, 11:00 a.m. Mountain, 10:00 a.m. Pacific Time). To participate in the Mail-Well conference call, please dial in to 800-942-5223 or 706-645-0277 and provide confirmation code #9834487. Please call 5-7 minutes before the call is to begin. The conference call will also be available via webcast. To listen to the webcast, go to www.mail-well.com or www.streetevents.com or www.companyboardroom.com.

If you are unable to join the Mail-Well conference call, you may access a replay of the call starting Monday, May 5th, 2003 at 4:00 p.m. Eastern Time until Midnight Eastern Time, Monday, May 12, 2003. To access the replay, please dial 800-642-1687 or 706-645-9291 and reference the confirmation code #9834487.

EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization) should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted in the United States (such as operating income or net income), nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Additionally, our method of calculating EBITDA may be different from the method used by other companies and therefore comparability may be limited. EBITDA has not been provided as a measure of liquidity. The Supplemental Information to the press release includes the Company's Statement of Cash Flows.

We use EBITDA as a supplemental measure of performance because we believe it gives the reader a more complete understanding of our operating results before the impact of investing and financing transactions. The comparison presented is net of certain adjustments made in 2002 for divested operations and restructuring charges. A reconciliation of net income (loss) under GAAP to EBITDA, and a reconciliation of EBITDA as defined above to ongoing EBITDA, is presented in the Supplemental Information to this press release.

Mail-Well (NYSE: MWL) specializes in three growing multibillion-dollar market segments in the highly fragmented printing industry: commercial printing, envelopes and printed office products. It holds leading positions in each. Mail-Well currently has approximately 10,000 employees and more than 85 printing facilities and numerous sales offices throughout North America. The Company is headquartered in Englewood, Colorado.

AS A PARTICIPANT IN THE CONFERENCE CALL, PLEASE NOTE THE FOLLOWING:
In the prepared remarks, as well as in response to your questions, management may make forward-looking statements. It should be understood that all such statements are subject to various uncertainties and risks that could affect their outcome. Factors which could cause or contribute to such differences include, but are not limited to, the ability to execute strategic initiatives including selling certain assets at favorable prices, economic conditions, product demand and sales, ability to obtain assumed productivity and cost savings, interest rates, foreign currency exchange rates, paper and raw material costs and the ability to pass them through to customers, waste paper prices, postage rates, union relations, competition and competitors' actions, availability of financing, and changes in the direct mail industry. Please refer to the Company's 10-K, 10-Qs and other SEC filings for a more detailed discussion of the risks. None of management's statements in the conference call will constitute an offer to sell or a solicitation of an offer to buy Mail-Well securities.

NOTE: News Releases and other information on Mail-Well can be accessed at www.mail-well.com


                                     # # #

[Mail-Well logo]


    Financial Highlights
    ====================================================================================================

(dollars in thousands, except per share data)
(Unaudited)

                                                                                  THREE MONTHS ENDED
                                                                                       MARCH 31
                                                                                  2003          2002

CONSOLIDATED RESULTS
Net sales                                                                        427,319       443,482
Gross profit                                                                      83,847        88,029
Operating income                                                                  19,237        (2,936)
Income (loss) from continuing operations                                             643       (13,609)
Gain (loss) on disposal of discontinued operations                                 2,500        (7,999)
Cumulative effect of change in accounting principle                                   --      (111,748)
--------------------------------------------------------------------------------------------------------
Net income (loss)                                                                  3,143      (133,356)

Earnings (loss) per share from continuing operations - assuming dilution            0.01         (0.29)
Earnings (loss) per share - assuming dilution                                        0.06         (2.80)
========================================================================================================
SEGMENT INFORMATION

Net Sales:
  Commercial Printing                                                            197,948       190,754

  Envelope                                                                       179,071       200,975

  Printed Office Products                                                         50,300        51,753
--------------------------------------------------------------------------------------------------------
    Total                                                                        427,319       443,482

Operating income:
  Commercial Printing                                                              1,761        (3,901)

  Envelope                                                                        17,862         7,412

  Printed Office Products                                                          3,790         3,561

  Corporate services and other charges                                            (4,176)      (10,008)
--------------------------------------------------------------------------------------------------------
    Total                                                                         19,237        (2,936)

EBITDA*:
  Commercial Printing                                                              8,566         3,244

  Envelope                                                                        22,892        12,978

  Printed Office Products                                                          5,306         5,218

  Corporate                                                                       (6,023)       (4,943)
--------------------------------------------------------------------------------------------------------
Total                                                                             30,741        16,497
Operating margins:
  Commercial Printing                                                               0.89%        (2.05)%

  Envelope                                                                          9.97%         3.69%

  Printed Office Products                                                           7.53%         6.88%

========================================================================================================

                                                                                MARCH-03   DECEMBER-02

FINANCIAL POSITION
Working capital                                                                  124,617       100,330
Total assets                                                                   1,110,270     1,107,367
Total debt                                                                       777,251       763,899
Long-term debt                                                                   775,058       760,938
Shareholders' equity                                                              53,449        42,768
--------------------------------------------------------------------------------------------------------
    ====================================================================================================

*EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization) is provided because we believe it provides useful supplemental information to investors since it excludes the impact of investing or financing transactions on our operating results.

                                [Mail-Well logo]


                  Supplemental Information to the Press Release


                           For the First Quarter Ended
                                 March 31, 2003


                              Released May 5, 2003

  [Mail-Well logo]
===============================================================================
  First Quarter ended March 31, 2003


                                                                          Page

1. Financial and Operational Summary and Recent Developments                1
-------------------------------------------------------------------------------
2. Consolidated Balance Sheets                                              3
-------------------------------------------------------------------------------
3. Consolidated Income Statements                                           4
-------------------------------------------------------------------------------
4. Consolidated Cash Flow Statements                                        5
-------------------------------------------------------------------------------
5. Segment Results                                                          6
-------------------------------------------------------------------------------
6. Appendix 1 - Impacts of Divestitures and Restructuring
   Activities on Ongoing Operations                                         7
-------------------------------------------------------------------------------
7. Appendix 2 - Reconciliation of Net Income to EBITDA                      8
-------------------------------------------------------------------------------
8. Certification of Financial Statements                                    9
-------------------------------------------------------------------------------

===============================================================================

1.  Financial and Operational Summary and Recent Developments
===============================================================================
  Three months ended March 31, 2003


Financial and Operational Summary
---------------------------------

ENVELOPE: Sales were down $3.2 million from sales in Q1 2002 after excluding sales of the filing products division sold in August 2002. This decrease was due primarily to lower sales to direct mail customers. Total units sold are up slightly in the quarter and productivity improvements mitigated most of the impact of lower sales.

COMMERCIAL PRINTING: Sales increased $ 7.9 million after excluding the sales of the digital graphics operations that were sold in March 2003. Operating income improved $4.8 million after excluding the operating income of the digital graphics operations and restructuring expenses. The increase in operating income was driven by an increase in sales, a 130 basis point increase in gross margin and a decline in selling and administrative expenses.

PRINTED OFFICE PRODUCTS: Sales declined $1.5 million due to the continued erosion of the business forms market.

TOTAL COMPANY SELLING: Revenues from the "Total Company Selling" strategic initiative increased by $6.5 million in the first quarter 2003. Total Company Selling is a strategic initiative to align our capabilities among our three operating segments to better service our customers needs.

DEBT: Total outstanding debt increased $13.4 million from balances outstanding at year-end. This was primarily driven by working capital increase which was offset by $3.8 million in net proceeds from the sale of the digital graphics division.

CAPITAL EXPENDITURES: During the three-month period ended March 31, 2003, capital expenditures were $6.4 million as compared to $11.3 million during the same period last year.

AVAILABILITY: Credit available under our credit facility was $102.2 million at the end of first quarter 2003.

===============================================================================
                                                                              1

1.  Financial and Operational Summary and Recent Developments Cont.
===============================================================================


  Recent Developments
  -------------------
  o In January 2003, the Company announced the election of four new members of the Board of Directors:

     MR. THOMAS E. COSTELLO, retired Chief Executive Officer of Xpedx, a subsidiary of International Paper

     MR. MARTIN J. MALONEY is the Chairman and co-founder of Broadford & Maloney Incorporated

     MR. DAVID M. OLIVIER, retired Sr. Vice President of Wyeth Corporation

     MS. SUSAN O. RHENEY, a former principal of The Sterling Group from 1992 to 2001

  o In March 2003, the Company announced that it has consummated the sale of certain facilities comprising a portion of its Digital Graphics Division. This concluded the divestiture initiatives which began in 2001.

  o In April 2003, Congress passed legislation that will maintain the current postal rates at least to 2006.

  o The Institutional Shareholder Service (ISS) gave Mail-Well, as part of its Corporate Governance Quotient, an index rating of 99.8 overall and an index of 99.6 among our industry.

  o During the first quarter 2003, PrintXcel was awarded "Manufacturer of the Year" by Business Forms, Labels and Systems (BFL&S) Publication for Distributors of Printed Products.

  o  Mail-Well Envelope was awarded by the Flexographic Technical
  Association five awards, three Gold, one Silver and one Bronze, in their 2003 Excellence in Flexography Competition.

  o The Commercial Printing segment secured agreements with industry leaders during the quarter including: Amtrak, Bristol-Myers, Gap Inc., Chrysler and Solvay Fluor Pharmaceuticals.


===============================================================================
                                                                              2


2.  Consolidated Balance Sheets
=======================================================================================================
MAIL-WELL, INC.

                                                                              (UNAUDITED)    (AUDITED)
                                                                               MARCH 31     DECEMBER 31
                                                                                 2003          2002
(In thousands)

ASSETS
  Current assets:
  Cash and cash equivalents                                                   $      344    $    2,650
  Accounts receivable, net                                                       227,049       219,924
  Inventories, net                                                               104,546       103,533
  Net assets held for sale                                                            --         4,492
  Other current assets                                                            48,225        45,762
--------------------------------------------------------------------------------------------------------
    Total current assets                                                         380,164       376,361
--------------------------------------------------------------------------------------------------------

Property, plant and equipment, net                                               379,677       379,624
Goodwill                                                                         293,436       290,361
Other intangible assets, net                                                      18,142        18,586
Other assets, net                                                                 38,851        42,435
--------------------------------------------------------------------------------------------------------
    Total assets                                                              $1,110,270    $1,107,367
--------------------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY

  Current liabilities:
  Accounts payable                                                            $  143,715    $  151,930
  Accrued compensation and related liabilities                                    49,660        53,292
  Other current liabilities                                                       59,979        67,848
  Current maturities of long-term debt                                             2,193         2,961
--------------------------------------------------------------------------------------------------------
    Total current liabilities                                                    255,547       276,031
--------------------------------------------------------------------------------------------------------

  Long-term debt                                                                 775,058       760,938
  Deferred income taxes                                                            9,041        10,336
  Other liabilities                                                               17,175        17,294
--------------------------------------------------------------------------------------------------------
    Total liabilities                                                          1,056,821     1,064,599
--------------------------------------------------------------------------------------------------------
Shareholders' equity:
Common Stock                                                                         483           483
Paid in capital                                                                  213,882       213,826
Retained deficit                                                                (152,338)     (155,481)
Deferred compensation                                                             (2,377)       (2,471)
Accumulated other comprehensive loss                                              (6,201)      (13,589)
--------------------------------------------------------------------------------------------------------
    Total shareholders' equity                                                    53,449        42,768
--------------------------------------------------------------------------------------------------------

Total liabilities and shareholders' equity                                    $1,110,270    $1,107,367

========================================================================================================


===============================================================================
                                                                              3

3.  Consolidated Income Statements
========================================================================================================

                                                                                  THREE MONTHS ENDED
                                                                                      MARCH 31
(In thousands)                                                                    2003         2002
(unaudited)

Net sales                                                                      $ 427,319     $ 443,482
Cost of sales                                                                    343,472       355,453
--------------------------------------------------------------------------------------------------------
  Gross profit                                                                    83,847        88,029
--------------------------------------------------------------------------------------------------------

Operating expenses:
Selling and administrative expenses                                               63,480        68,191
Amortization                                                                         445           502
Loss from early extinguishment of debt                                                --         7,745
Restructuring, asset impairments and other charges                                   685        14,527
--------------------------------------------------------------------------------------------------------
Operating income (loss)                                                           19,237        (2,936)
--------------------------------------------------------------------------------------------------------

Other expense:

Interest expense                                                                  17,979        14,905
Other expense                                                                        131           292
--------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before income taxes and cumulative
 effect of a change in accounting principle                                       l1,127       (18,133)

Provision (benefit) for income taxes                                                 484        (4,524)
--------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations                                             643       (13,609)

Loss (gain) on disposal of discontinued operations                                (2,500)        7,999

Cumulative effect of a change in accounting principle                                 --       111,748
--------------------------------------------------------------------------------------------------------
  Net Income (Loss)                                                            $   3,143     $(133,356)
========================================================================================================

Earnings (loss) per share - basic:

Continuing operations                                                          $    0.01     $   (0.29)
Discontinued operations                                                             0.06         (0.17)
Cumulative effect of a change in accounting principle                                 --         (2.34)
--------------------------------------------------------------------------------------------------------
  Total                                                                        $    0.07     $   (2.80)
========================================================================================================

Earnings (loss) per share - diluted:
Continuing operations                                                          $    0.01     $   (0.29)
Discontinued operations                                                             0.05         (0.17)
Cumulative effect of a change in accounting principle                                 --         (2.34)
--------------------------------------------------------------------------------------------------------
  Total                                                                        $    0.06     $   (2.80)
========================================================================================================

Weighted average shares - basic                                                   47,668        47,658
Weighted average shares - diluted                                                 48,376        47,658

========================================================================================================

===============================================================================
                                                                              4

4.  Consolidated Cash Flow Statements
========================================================================================================
MAIL-WELL, INC.

                                                                                  THREE MONTHS ENDED
                                                                                      MARCH 31
(In thousands, except per share data)                                             2003         2002
(unaudited)

Cash flows from operating activities:
  Income (loss) from continuing operations                                     $     643     $ (13,609)
  Adjustments to reconcile net income (loss) to cash provided by (used in)
   operating activities:
    Depreciation                                                                  11,190        11,478
    Amortization                                                                   1,383         1,967
    Restructuring and other charges                                                   --         6,724
    Deferred income tax benefit                                                   (1,988)       (2,195)
    Loss on disposal of assets                                                       258           254
    Other non-cash charges, net                                                    1,012            96
  Changes in operating assets and liabilities, excluding effects of acquisitions and divestitures:
    Accounts receivable                                                           (5,716)        5,060
    Inventories                                                                     (414)          972
    Accounts payable and accrued compensation                                    (12,668)        1,799
    Accrued taxes                                                                 (2,379)       (4,712)
    Other working capital changes                                                 (5,422)         (495)
    Other, net                                                                       661           347
--------------------------------------------------------------------------------------------------------
  Net cash (used in) provided by operating activities                            (13,440)        7,686

Cash flows from investing activities:
  Acquisitions, net of cash acquired                                                  --        (1,003)
  Capital expenditures                                                            (6,416)      (11,340)
  Proceeds from divestitures, net                                                  3,864        31,623
  Proceeds from sales of property, plant and equipment                               515            60
--------------------------------------------------------------------------------------------------------
  Net cash (used in) provided by investing activities                             (2,037)       19,340

Cash flows from financing activities:
  Proceeds from the issuance of long-term debt                                   485,122       569,000
  Repayment of long-term debt                                                   (471,815)     (459,360)
  Capitalized loan fees                                                             (316)      (12,037)
--------------------------------------------------------------------------------------------------------
  Net cash provided by financing activities                                       12,991        97,603

Effect of exchange rate changes on cash and cash equivalents                         180          (324)

  Net (decrease) increase in cash and cash equivalents                            (2,306)      124,305
  Cash flows from discontinued operations                                             --        (4,142)
  Cash and cash equivalents at beginning of period                                 2,650         2,014
--------------------------------------------------------------------------------------------------------
  Cash and cash equivalents at end of period                                   $     344     $ 122,177

===============================================================================
                                                                              5

5.  Segment Results
========================================================================================================
MAIL-WELL, INC.

                                                                                  THREE MONTHS ENDED
                                                                                       MARCH 31
(In thousands)                                                                    2003         2002
(unaudited)

NET SALES
Commercial Printing                                                             $197,948      $190,754
Envelope                                                                         179,071       200,975
Printed Office Products                                                           50,300        51,753
--------------------------------------------------------------------------------------------------------
  Total net sales                                                               $427,319      $443,482
--------------------------------------------------------------------------------------------------------

OPERATING INCOME

Commercial Printing                                                             $  1,761      $ (3,901)
Envelope                                                                          17,862         7,412
Printed Office Products                                                            3,790         3,561
Corporate services and other charges                                              (4,176)      (10,008)
--------------------------------------------------------------------------------------------------------
  Total operating income                                                        $ 19,237      $ (2,936)
--------------------------------------------------------------------------------------------------------

EBITDA(1)

  Commercial Printing                                                           $  8,566      $  3,244
  Envelope                                                                        22,892        12,978
  Printed Office Products                                                          5,306         5,218
  Corporate                                                                       (6,023)       (4,943)
--------------------------------------------------------------------------------------------------------
    Total EBITDA                                                                $ 30,741      $ 16,497
--------------------------------------------------------------------------------------------------------

(1)See Appendix 2 for definition of EBITDA, reconciliation to net income and reasons why EBITDA is a relevant non-GAAP financial measure for Mail-Well.

===============================================================================
                                                                              6

6.  Appendix 1 - Impacts of Divestitures and Restructuring Activities on
    Ongoing Operations(1)
========================================================================================================

                                                                                  THREE MONTHS ENDED
                                                                                       MARCH 31
(In thousands)                                                                    2003         2002
(unaudited)


Impact on:
  REVENUES
  Reported                                                                      $427,319      $443,482
  Less: divested operations
    Filing products division - Envelope                                               --       (18,527)
    Digital graphics operation - Commercial Printing                              (2,872)       (3,537)
--------------------------------------------------------------------------------------------------------
Ongoing                                                                         $424,447      $421,418

OPERATING INCOME
Reported                                                                        $ 19,237      $ (2,936)
Less: divested operations
  Filing products division - Envelope                                                 --        (1,714)
  Digital graphics operation - Commercial Printing                                  (167)         (509)
Restructuring                                                                        685        14,527
Write-off of deferred financing fees(3)                                               --         7,745
--------------------------------------------------------------------------------------------------------
Ongoing                                                                         $ 19,755      $ 17,113

EBITDA
  EBITDA as defined(2)                                                          $ 30,741      $ 16,497
  Less: divested operations

    Filing products division - Envelope                                               --        (1,714)
    Digital graphics operation - Commercial Printing                                (323)         (160)
  Restructuring                                                                      685        14,527
--------------------------------------------------------------------------------------------------------
Ongoing                                                                         $ 31,103      $ 29,150

(1) The schedule provides an analysis of the results of operations excluding restructuring expenses, operations divested in 2002 and 2003 and other charges that resulted primarily from our 2001 strategic plan. We believe this information is useful in understanding our operating results and the ongoing performance of our underlying business.

(2)See Appendix 2 for definition of EBITDA, reconciliation to net income and reasons why EBITDA is a relevant non-GAAP financial measure for Mail-Well.

(3) Non-cash write-off excluded from EBITDA.


===============================================================================
                                                                              7

7.  Appendix 2 - Reconciliation of Net Income to EBITDA(1)
=============================================================================================================================

                                          FOR THE THREE MONTHS ENDED MARCH 31, 2003

(In thousands)                                          COMMERCIAL PRINT              PRINTED OFFICE
(unaudited)                                                  GROUP          ENVELOPE     PRODUCTS      CORPORATE      TOTAL

Net income                                                   $1,614          $17,905       $3,803      $(20,179)    $ 3,143
Gain from disposal of discontinued operations                    --               --           --        (2,500)     (2,500)
Interest                                                         --               --           --        17,979      17,979
Taxes                                                            --               --           --           484         484
Depreciation                                                  6,767            4,765        1,465        (1,807)     11,190
Amortization                                                    185              222           38            --         445
-----------------------------------------------------------------------------------------------------------------------------

EBITDA                                                       $8,566          $22,892       $5,306      $ (6,023)    $30,741


                                          FOR THE THREE MONTHS ENDED MARCH 31, 2002

                                                        COMMERCIAL PRINT              PRINTED OFFICE
                                                             GROUP         ENVELOPE      PRODUCTS     CORPORATE      TOTAL

Net income                                                  $(3,991)        $ 7,476       $3,523      $(140,364)   $(133,356)
Loss on disposal of discontinued operations                      --              --           --          7,999        7,999
Cumulative effect of a change in accounting principle            --              --           --        111,748      111,748
Loss on early extinguishment of debt (2)                         --              --           --          7,745        7,745
Interest                                                         --              --           --         14,905       14,905
Taxes                                                            --              --           --         (4,524)      (4,524)
Depreciation                                                  7,026           5,248        1,656         (2,452)      11,478
Amortization                                                    209             254           39             --          502
-----------------------------------------------------------------------------------------------------------------------------

EBITDA                                                      $ 3,244         $12,978       $5,218      $  (4,943)   $  16,497

(1) A reconciliation of net income to earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) is presented above. We believe EBITDA provides useful supplemental information to investors since it excludes the impact of investing or financing transactions on our operating results.

(2)Non-cash charge excluded from EBITDA.

===============================================================================
                                                                              8

8.  Certification of Financial Statements
===============================================================================


 The following certifications will be furnished to the SEC as Exhibits to the
              Company's 10-Q for the period ending March 31, 2003.


                        CERTIFICATION OF PERIODIC REPORT
                        --------------------------------

I, Paul V. Reilly, president and chief executive officer of Mail-Well, Inc. (the "Company"), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2003 (the "Report") fully complies with the requirements of
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 5, 2003

                                        -------------------------------------
                                        Paul V. Reilly
                                        Chairman, President and CEO


--------------------------------------------------------------------------------


                        CERTIFICATION OF PERIODIC REPORT
                        --------------------------------

I, Michel P. Salbaing, senior vice president and chief financial officer of Mail-Well, Inc. (the "Company"), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2003 (the "Report") fully complies with the requirements of
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 5, 2003

                                        -------------------------------------
                                        Michel P. Salbaing
                                        Senior Vice President and CFO

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